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                                                      Exhibit 23





                       Sprint Corporation
                 Consent of Independent Auditors

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59326) pertaining to the Centel Retirement Savings Plan For Bargaining Unit Employees of Sprint Corporation and in the related Prospectus of our report dated June 2, 1995, with respect to the financial statements and schedules of the Centel Retirement Savings Plan For Bargaining Unit Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1994.

                                                    /s/ ERNST & YOUNG
                                                    Ernst & Young


  Kansas City, Missouri
  June 22, 1995